EXHIBIT 10.12

           TRANSBOTICS SECURES ORDER FOR A NEW LASER GUIDED AGV SYSTEM
                         IN THE TRANSPORTATION INDUSTRY

CHARLOTTE, NC - December 16, 2005 - Transbotics Corporation, (OTC BB: TNSB) (www.transbotics.com), announced it has received an order for a new Laser Guided Vehicle system from a customer in the transportation industry. A new fork style AGV was chosen for its maneuverability and its ability to move various loads. The order totals approximately $380,000.

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on "Tailor- Made" Automatic Guided Vehicles (AGVs). The Company is an Automation solutions integrator that manufactures, installs and supports various automation technology including: AGVs, conveyors, robotics, batteries, chargers, motors and other related products.

Transbotics provides its Tailor-Made automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.




                                  ### #### ###

Contact:
Claude Imbleau
President & CEO
(704) 362-1115 (x 200)